Exhibit 1

SCHEDULE 13D/A JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D/A to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: July 11, 2005

WILLIAM A. ACKMAN

/s/ William A. Ackman
Name: William A. Ackman

PERSHING SQUARE GP, LLC

By:	/s/ William A. Ackman
Name: William A. Ackman
Its: Managing Member

PERSHING SQUARE, L.P.

By: Pershing Square GP, LLC
Its: General Partner

By:	/s/ William A. Ackman
Name: William A. Ackman
Its: Managing Member

PERSHING SQUARE II, L.P.

By: Pershing Square GP, LLC
Its: General Partner

By:	/s/ William A. Ackman
Name: William A. Ackman
Its: Managing Member

PERSHING SQUARE INVESTMENT II GP, LLC

By:	/s/ William A. Ackman
Name: William A. Ackman
Its: Managing Member

PERSHING SQUARE INVESTMENT II, L.P.

By: Pershing Square Investment II GP, LLC
Its: General Partner

By:	/s/ William A. Ackman
Name: William A. Ackman
Its: Managing Member

PS MANAGEMENT GP, LLC

By:	/s/ William A. Ackman
Name: William A. Ackman
Its: Managing Member

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By: Pershing Square Investment II GP, LLC
Its: General Partner

By:	/s/ William A. Ackman
Name: William A. Ackman
Its: Managing Member

PERSHING SQUARE INTERNATIONAL, LTD.

By: Pershing Square Capital Management, L.P.
Its: Investment Manager

By: PS Management GP, LLC
Its: General Partner

By:	/s/ William A. Ackman
Name: William A. Ackman
Its: Managing Member